Exhibit 99.1

Contact:
Sean McHugh
Vice President, Investor Relations & Treasury
(404) 745-2889

Carter's, Inc. Announces New $400 Million Share Repurchase Authorization, Increasing Total Share Repurchase Authorization to $700 Million;
Board Declares Quarterly Dividend

ATLANTA, August 22, 2013 - The Board of Directors of Carter's, Inc. (NYSE:CRI) today announced that as part of the Board's ongoing review of opportunities to improve the Company's capital structure and return capital to shareholders, it has approved a new $400 million share repurchase authorization, bringing the Company's total repurchase authorization to $700 million. As of August 22, 2013, the total remaining capacity under the authorizations was approximately $670 million.

The Board also today declared a quarterly dividend of $0.16 per share, payable on September 13, 2013, to shareholders of record at the close of business on September 3, 2013.

The share repurchase authorization announced today permits the Company to repurchase shares of its common stock through various means, including accelerated share repurchase programs, with the level and timing of activity being at the discretion of the Company's management depending on market conditions, stock price, other investment priorities, and other factors. The share repurchase authorizations have no expiration date.

Future declarations of quarterly dividends and the establishment of future record and payment dates will be at the discretion of the Board based on a number of factors, including the Company's future financial performance and other considerations.

About Carter's, Inc.
Carter's, Inc. is the largest branded marketer in the United States of apparel and related products exclusively for babies and young children. The Company owns the Carter's and OshKosh B'gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 700 Company-operated stores in the United States, Canada, and Japan and on-line at www.carters.com and www.oshkosh.com. The Company's Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart. Carter's is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company's future performance, including, without limitation, statements with respect to the Company's future dividends and future performance. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Factors that could cause actual results to materially differ include the risks of: the Board not declaring future quarterly dividends, losing one or more major customers; the Company's products not being accepted in the marketplace; changes in consumer preference and fashion trends; negative publicity; the Company failing to protect its intellectual property; the breach of the Company's consumer databases; incurring costs in connection with cooperating with regulatory investigations and proceedings; increased production costs; deflationary pricing pressures; decreases in the overall level of consumer spending; disruptions resulting from the Company's dependence on foreign supply sources; the Company's foreign supply sources not meeting the Company's quality standards or regulatory requirements; disruption to the Company's eCommerce business or distribution facilities due to the planned transition or otherwise; disruptions in the Company's supply chain or in-sourcing capabilities resulting from sourcing through a single port or otherwise; the loss of the Company's principal product sourcing agent; increased competition in the baby and young children's apparel market; the Company being unable to identify new retail store locations or negotiate appropriate lease terms for the retail stores; the Company not adequately forecasting demand, which could, among other things, create significant levels of excess inventory; failure to achieve sales growth plans, cost savings, and other assumptions that support the carrying value of the Company's intangible assets; not attracting and retaining key individuals within the organization; failure to implement needed upgrades to the Company's information technology systems; disruptions resulting from the Company's transition of distribution functions to its new Braselton facility; charges related to the consolidation of certain Company offices into a new headquarters facility in Atlanta, Georgia being greater than estimated; the office consolidation not being completed during the expected time frame; the Company not achieving the expected benefits of the office consolidation; being unsuccessful in expanding into international markets and failing to successfully manage legal, regulatory, political and economic risks of international operations, including maintaining compliance with world-wide anti-bribery laws. Many of these risks are further described in the most recently filed Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission under the headings "Risk Factors" and "Forward-Looking Statements." The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.